Exhibit 10.487

ASSIGNMENT OF CONTRACT

This ASSIGNMENT OF CONTRACT (the “Assignment”) is made and entered into this 30th day of December, 2004 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) and INLAND WESTERN VIERA LAKE ANDREW, L.L.C., a Delaware limited liability company (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Purchaser under that certain agreement dated as of November 15, 2004, as amended, and entered into by Wickham & 95 Corp., a Florida corporation and Lot 91, L.L.C., an Arizona limited liability company, as Seller, and Assignor, as Purchaser (collectively, the “Agreement”), with respect to the sale and purchase of the property described by the Agreement, located in Viera, Florida and known as The Shoppes at Lake Andrew Shopping Center.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing Assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Karen Kautz
Name:	KAREN KAUTZ
Title:	Vice President

ASSIGNEE:

INLAND WESTERN VIERA LAKE ANDREW, L.L.C., a Delaware limited liability company

By:	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Debra A. Palmer
	Name:	DEBRA A. PALMER
	Title:	Asst. Secretary